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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                           -----------------------

                                 FORM 8-K

                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                           -----------------------

      Date of Report (Date of earliest event reported): March 9, 1998


                              CHATTEM, INC.
        -------------------------------------------------------
         (Exact name of registrant as specified in its charter)


    Tennessee                    0-5905                   62-0156300
----------------------     --------------------        ----------------
State of                   (Commission File No.)         (IRS Employer
incorporation                                          Identification No.


            1715 West 38th Street, Chattanooga, Tennessee  37409
         -----------------------------------------------------------
         (Address of principal executive offices, including zip code)


                              (423) 821-4571
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


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Item 5. Other Events

Chattem, Inc. (the "Company") intends to raise $175 million pursuant to a private placement of senior subordinated notes (the "Notes"), subject to market and other conditions. Net proceeds of this private placement will be used to finance the previously announced acquisition of the BAN line of anti-perspirant and deodorant products from Bristol-Myers Squibb Company for $165 million, discharge up to $5 million of assumed liabilities and pay expenses related to the BAN acquisition and related financing transaction. The Notes will not be registered under the Securities Act of 1933, as amended ("Securities Act"), or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from such registration requirements.

The information set forth on the following pages is included in the Company's preliminary offering memorandum dated March 9, 1998 with respect to its proposed issuance of the Notes.

This current Report on Form 8-K contains statements that are forward-looking within the meaning of applicable securities laws. Those statements include projections of earnings results and are based on the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ are discussed in the Company's most recently filed Report on Form 10-K and in the exhibit hereto.

Item 7. Financial Statements and Exhibits

             (c)   Exhibits

                   20.1 Information with respect to the senior subordinated
                        notes set forth in the Preliminary Offering Memorandum

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                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 9, 1998                            CHATTEM, INC.


                                         By: /s/ A. Alexander Taylor II
                                         ------------------------------
                                         A. Alexander Taylor II
                                         President and Chief Operating Officer